AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

AMONG

22ND CENTURY GROUP, INC.

22ND CENTURY ACQUISITION SUBSIDIARY, LLC

AND

22nd CENTURY LIMITED, LLC

JANUARY 25, 2011

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”), dated as of January 25, 2011, by and among 22nd Century Group, Inc. (formerly known as Touchstone Mining Limited), a Nevada corporation (the “Parent”), 22nd Century Acquisition Subsidiary, LLC, a Delaware limited liability company (the “Acquisition Subsidiary”), and 22nd Century Limited, LLC, a Delaware limited liability company (the “Company”).  The Parent, the Acquisition Subsidiary and the Company are each a “Party” and referred to collectively herein as the “Parties.”

WHEREAS, this Agreement contemplates a merger of the Acquisition Subsidiary with and into the Company, with the Company remaining as the surviving entity after the merger (the “Merger”), whereby the members of the Company will receive common stock of the Parent in exchange for their limited liability company membership units of the Company (each a “Unit” and, collectively, the “Units”) and warrants to purchase common stock of the Parent in exchange for their warrants to purchase Units;

WHEREAS, the Company previously granted five year warrants to purchase an aggregate of 5,000,000 Units at an exercise price of $3.00 per Unit (each warrant so issued being a “Company Warrant”) on a pro rata basis to holders of the Units prior to the closing of the Merger and prior the consummation of the Private Placement Offering (as defined below) (the “Company Members”);

WHEREAS, prior to the closing of the Merger, the Company shall complete a private placement (the “Private Placement Offering”) of a minimum of 4,000,000 PPO Securities (as defined below) and a maximum of 8,000,000 PPO Securities, with the right, at Company’s discretion, to sell an additional 1,000,000 PPO Securities (the “Oversubscription Securities”), at the purchase price of $1.00 per PPO Security (the “PPO Price”), each such PPO Security consisting of one (1) Unit and a five year warrant to purchase one half of one (1/2) Unit for an exercise price of $1.50 per whole Unit (each a “PPO Warrant”);

WHEREAS, in conjunction with the Private Placement Offering, the Company shall issue to Rodman & Renshaw, LLC (the “Placement Agent”) a non-transferrable five-year warrant to purchase such number of Units equal to eight percent (8%) of the total number of PPO Securities sold in the Private Placement Offering at an exercise price of $1.50 per Unit (the “Broker Warrant” and, together with the Company Warrants and the PPO Warrants, the “Old Warrants”);

WHEREAS, prior to the closing of the Merger, the Parent intends to split-off its wholly owned subsidiary, Touchstone Split Corp., a Delaware corporation (the “Split-Off Subsidiary” and together with the Acquisition Subsidiary, each a “Parent Subsidiary” and, collectively, the “Parent Subsidiaries”), through the sale of all of the outstanding capital stock of the Split-Off Subsidiary (the “Split-Off”) upon the terms and conditions of that certain Split-Off Agreement, dated of even date herewith, by and among the Parent and David Rector (the “Buyer”), and the Split-Off Subsidiary, substantially in the form of Exhibit A attached hereto (the “Split-Off Agreement”);

WHEREAS, prior to the Split-Off and the closing of the Merger, the Parent intends (i) to obtain forgiveness of all its outstanding promissory notes in an aggregate principal amount of $162,327, (ii) cancel the shares of Parent Common Stock held by Milestone Enhanced Fund Ltd. and Nanuk Warman, (iii) enter into contractual agreements with certain shareholders of Parent pursuant to which an aggregate of 139,800 shares of Parent Common Stock will be cancelled (the “Parent Contractual Agreement Share Cancellations”) as soon as practicable following the closing of the Merger (such 139,800 shares of Parent Common Stock to be deemed to be no longer issued and outstanding as of the date hereof for the purposes of this Agreement), and (iv) effect a forward stock split by way of dividend and subsequent cancellation so as to ensure that the number of shares of Parent Common Stock directly and/or beneficially owned by all persons and entities who were shareholders of the Parent immediately prior to the closing of the Merger shall be equal to an aggregate of 19.9% of all the issued and outstanding shares of Parent Common Stock after the closing of the Merger, exclusive of any shares of Parent Common Stock that shall be issued in exchange for the Oversubscription Securities (collectively, the “Parent Pre-Merger Transactions”);

WHEREAS, after the Split-Off and the consummation of the Parent Pre-Merger Transactions and prior to the closing of the Merger, the Parent shall not have any subsidiaries other than the Acquisition Subsidiary and the Parent shall not have any assets or liabilities whatsoever;

WHEREAS, the Parent, the Acquisition Subsidiary and the Company desire that the Merger qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and further, that the transaction also qualify as a tax-free exchange under Section 351 of the Code, and that neither the Merger nor any incorporation subject the holders of equity securities of the Parent, the Acquisition Subsidiary, or the Company to tax liability under the Code; and

WHEREAS, upon the consummation of the Merger, each Unit shall be exchanged for one (1) share of Parent’s common stock, $0.00001 par value per share (the “Parent Common Stock”), and each PPO Warrant, Company Warrant, and Broker Warrant, respectively, shall be exchanged for a PPO Conversion Warrant (as defined below), a Company Conversion Warrant (as defined below) or a Broker Conversion Warrant (as defined below), respectively, with the result being that the holders of Units immediately prior to the Closing of the Merger shall hold an aggregate of not less than 80.1% of the issued and outstanding shares of Parent Common Stock following the Closing of the Merger.

NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained, and for other good and valuable consideration the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties hereto, intending legally to be bound, agree as follows:

ARTICLE I
THE MERGER

1.1.         The Merger.

(a)           Upon and subject to the terms and conditions of this Agreement, the Acquisition Subsidiary shall merge with and into the Company at the Effective Time (as defined below).  From and after the Effective Time, the separate existence of the Acquisition Subsidiary shall cease and the Company shall continue as the surviving entity in the Merger (the “Surviving Entity”).  The “Effective Time” shall be the time at which the Certificate of Merger (the “Certificate of Merger”) and other appropriate or required documents prepared and executed in accordance with the relevant provisions of the Delaware Limited Liability Company Act (the “Act”) are filed with the Secretary of State of Delaware.  The Merger shall have the effects set forth in the applicable provisions of the Act.

(b)           At the Effective Time and without any action on the part of any Party, the Parent shall assume all of the debts, obligations, and liabilities of the Company, including but not limited to, the obligations set forth in that certain Placement Agency Agreement dated as of December 1, 2010 by and between the Placement Agent and the Company (the “Placement Agency Agreement”).

1.2.         The Closing.

The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Foley & Lardner LLP in New York, New York commencing at 10:00 a.m. local time on January 25, 2011, or at such other location as may be designed by the Parties and, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable (and in any event not later than three (3) business days) after the satisfaction or waiver of all conditions (excluding the delivery of any documents to be delivered at the Closing by any of the Parties) set forth in Article V hereof (the “Closing Date”).

1.3.         Actions at the Closing.

At the Closing:

(a)           the Company shall have satisfied the provisions of Sections 5.1 and 5.2 hereof and shall deliver to the Parent and the Acquisition Subsidiary the various certificates, instruments and documents referred to in Sections 5.1 and 5.2 hereof;

(b)           the Parent and the Acquisition Subsidiary shall have satisfied the provisions of Sections 5.1 and 5.3 hereof and shall deliver to the Company the various certificates, instruments and documents referred to in Sections 5.1 and 5.3 hereof;

(c)           the Surviving Entity shall file the Certificate of Merger with the Secretary of State of the State of Delaware;

(d)           each holder of Units or Old Warrants immediately prior to the Closing of the Merger shall, if requested by the Parent, deliver to the Parent the instrument(s), if any, representing his, her or its Units or Old Warrants, as applicable;

(e)           the Parent agrees to promptly deliver certificates for the Parent Common Stock and the New Warrants (as defined below) to each holder of Units and Old Warrants in accordance with Section 1.5;

(f)           the Parent shall deliver to the Company (i) evidence that the Parent’s board of directors is authorized to consist of five individuals; (ii) the resignations of all individuals who served as directors or officers of the Parent immediately prior to the Closing Date, which resignations of all such officers shall be effective as of the Closing Date and which resignation of the sole director of Parent shall be effective ten (10) days after the filing of a Schedule 14F-1 with the United States Securities and Exchange Commission (the “SEC”) after the Closing; (iii) evidence of the appointment of five directors of the Parent to serve following the Closing, who shall be: Joseph Pandolfino, Henry Sicignano III, one (1) individual who shall be designated by the stockholders of the Parent immediately prior to the Closing, who shall be “independent” as defined by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and who shall be reasonably acceptable to the directors appointed by the Company, and two (2) individuals who shall be designated by the Company and who shall be “independent” as defined by the Exchange Act, with the term of office of Joseph Pandolfino on the board of directors of the Parent to commence immediately after the Closing, and with the term of office of all other directors of the Parent appointed pursuant to the provisions of this Section 1.3(f) to commence ten (10) days after the filing of a Schedule 14F-1 with the SEC after the Closing; and (iv) evidence of the appointment of such executive officers of the Parent to serve immediately following the Closing as shall have been designated by the Company.

1.4.         Additional Actions.

If at any time after the Effective Time the Surviving Entity shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Entity, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either the Company or Acquisition Subsidiary or (b) otherwise to carry out the purposes of this Agreement, then the Surviving Entity and its proper officers and directors or their designees shall be authorized (to the fullest extent allowed under applicable law) to execute and deliver, in the name and on behalf of either the Company or Acquisition Subsidiary, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Company or Acquisition Subsidiary, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Company or Acquisition Subsidiary, as applicable, and otherwise to carry out the purposes of this Agreement.

1.5.         Conversion of Company and Acquisition Subsidiary Securities.

At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

(a)           Each Unit issued and outstanding immediately prior to the Effective Time shall be converted as of the Effective Time into and represent the right to receive (subject to the provisions of Section 1.6) one (1) share of Parent Common Stock (each a “Merger Share” and, collectively, the “Merger Shares”).  Each Company Warrant, PPO Warrant, or Broker Warrant issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive a Company Conversion Warrant (as defined below), a PPO Conversion Warrant (as defined below) or a Broker Conversion Warrant (as defined below) as set forth in Sections 1.5(b), 1.5(c), and 1.5(d) below.

(b)           An aggregate of (i) 16,000,000 shares of Parent Common Stock and (ii) non-transferrable five-year warrants, in substantially the form attached hereto as Exhibit B, to purchase 5,000,000 shares of Parent Common Stock shall be issued to the Company Members, with each Company Member receiving one (1) share of Parent Common Stock in exchange for each Unit held by such Company Member plus a Company Conversion Warrant to purchase the number of shares of Parent Common Stock, at an exercise price of $3.00 per share, equal to the number of Units subject to the Company Warrant previously held by such Company Member, and with each Company Conversion Warrant containing, among other things, a cashless exercise provision to become operative upon the later of: (A) one (1) year following the Parent’s filing of a Form 8-K with respect to the Merger (the “Form 8-K Anniversary”) if a registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with regard to the shares of Parent Common Stock issuable upon exercise of the Company Conversion Warrants has not been filed by the Form 8-K Anniversary and (B) thirty (30) days following the date on which the earlier filed registration statement with regard to the Merger Shares issued to the holders of PPO Securities upon conversion of their Units has been declared effective by the SEC if a registration statement pursuant to the Securities Act with regard to the shares of Parent Common Stock issuable upon exercise of the Company Conversion Warrants has not been filed prior to the expiry of such thirty (30) day period, (the “Company Conversion Warrants”).

(c)           An aggregate of (i) such number of shares of Parent Common Stock equal to the number of Units sold in the Private Placement Offering and (ii) non-transferrable five-year warrants, in substantially the form attached hereto as Exhibit C, shall be issued to the individuals or entities who purchased the PPO Securities in the Private Placement Offering (the “PPO Shareholders” and together with the Company Members, the “Shareholders”), with each PPO Shareholder receiving one (1) share of Parent Common Stock for each Unit purchased by such PPO Shareholder in the Private Placement Offering plus a PPO Conversion Warrant to purchase the number of shares of Parent Common Stock, at an exercise price of $1.50 per share, equal to the number of Units subject to the PPO Warrant previously held by such PPO Shareholder, and with each PPO Conversion Warrant containing, among other things, a cashless exercise provision to become operative upon the later of: (A) one (1) year following the Form 8-K Anniversary if a registration statement pursuant to the Securities Act with regard to the shares of Parent Common Stock issuable upon exercise of the PPO Conversion Warrants has not been filed by the Form 8-K Anniversary and (B) thirty (30) days following the date on which the earlier filed registration statement with regard to the Merger Shares issued to the holders of PPO Securities upon conversion of their Units has been declared effective by the SEC if a registration statement pursuant to the Securities Act with regard to the shares of Parent Common Stock issuable upon exercise of the PPO Conversion Warrants has not been filed prior to the expiry of such thirty (30) day period, to purchase such number of shares of Parent Common Stock equal to the number of Units subject to the PPO Warrants held the PPO Shareholders (as defined below) prior to the consummation of the Merger at an exercise price of $1.50 per share (the “PPO Conversion Warrants”).

(d)           A non-transferrable five-year warrant, in substantially the form attached hereto as Exhibit D (the “Broker Conversion Warrant”), shall be issued to the Placement Agent in exchange for the Broker Warrant held by Placement Agent prior to the consummation of the Merger, with such Broker Conversion Warrant containing, among other things, a cashless exercise provision, to purchase such number of shares of Parent Common Stock equal to the number of Units subject to the Broker Warrant at an exercise price of $1.50 per share (with the Broker Conversion Warrant, together with the Company Conversion Warrants and the PPO Conversion Warrants, being hereinafter collectively referred to as the “New Warrants”).

(e)           Each issued and outstanding membership unit of the Acquisition Subsidiary (each an “Acquisition Subsidiary Unit”) shall be converted into one validly issued, fully paid and nonassessable membership unit of the Surviving Entity (each a “Surviving Entity Unit”).

(f)           After giving full effect to all of the transactions contemplated by this Agreement, (i) the number of shares of Parent Common Stock directly and/or beneficially owned by all persons and entities who were shareholders of the Parent immediately prior to the Closing of the Merger shall be equal to an aggregate of 19.9% of all the issued and outstanding shares of Parent Common Stock after the Closing of the Merger, exclusive of any shares of Parent Common Stock that shall be issued in exchange for the Oversubscription Securities and (ii) the number of shares of Parent Common Stock directly and/or beneficially owned by all persons or entities who were holders of Units immediately prior to the Closing of the Merger shall equal to an aggregate of not less than 80.1% of the issued and outstanding shares of Parent Common Stock after the Closing of the Merger.

1.6.         Fractional Shares.

No certificates or scrip representing fractional Merger Shares shall be issued to Shareholders on the surrender for exchange of certificates that immediately prior to the Effective Time represented Units converted into Merger Shares pursuant to Section 1.5 (“Certificates”) and such Shareholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Parent with respect to any fractional Merger Shares that would have otherwise been issued to such Shareholders.  In lieu of any fractional Merger Shares that would have otherwise been issued, each former Shareholder that would have been entitled to receive a fractional Merger Share shall, on proper surrender of such person’s certificates, receive such whole number of Merger Shares as is equal to the precise number of Merger Shares to which such Shareholder would be entitled, rounded up or down to the nearest whole number (with a fractional interest equal to or greater than 0.5 of a share being rounded upward to the nearest whole number and with each fractional interest less than 0.5 of a share being rounded to zero).

1.7.         Certificate of Formation and Operating Agreement.

(a)           The Certificate of Formation of the Company in effect immediately prior to the Effective Time shall be the certificate of formation of the Surviving Entity until thereafter duly amended or repealed.

(b)           The Operating Agreement of the Company in effect immediately prior to the Effective Time shall be the operating agreement of the Surviving Entity until thereafter duly amended or repealed.

1.8.         No Further Rights.

From and after the Effective Time, all Units issued and outstanding shall be held by the Parent and all holders of Units other than the Parent shall cease to have any rights with respect thereto, except for the right to receive securities of the Parent as described in Section 1.5 of this Agreement or as otherwise provided herein or by law.

1.9.         Closing of Transfer Books.

At the Effective Time, the membership interest books of the Company shall be closed and no transfer of Units shall thereafter be made.  If, after the Effective Time, Units are presented to the Parent or the Surviving Entity, they shall be cancelled and exchanged for Merger Shares in accordance with Section 1.5.

1.10.       Exemption From Registration.

The Parent and the Company intend that all shares of Parent Common Stock and New Warrants to be issued pursuant to Section 1.5 hereof in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act, by reason of Section 4(2) of the Securities Act, Rule 506 of Regulation D promulgated by the SEC thereunder and/or Regulation S promulgated by the SEC.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Parent that as of the date of this Agreement and as of the closing of the Merger that the statements contained in this Article II are true and correct in all material respects, except as set forth in the disclosure schedule provided by the Company to the Parent on the date hereof and as updated, if necessary, by the Company immediately prior to the Closing, and collectively attached hereto as Exhibit E (the “Company Disclosure Schedule”).  The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and the disclosure of information on any paragraph of the Company Disclosure Schedule shall qualify for disclosure on any other paragraph of the Company Disclosure Schedule under this Article II to the extent that it is readily apparent from a reading of such disclosure that it also applies to such other paragraph of the Company Disclosure Schedule.  For purposes of this Article II, the phrase “to the knowledge of the Company” or any phrase of similar import shall be deemed to refer to the actual knowledge Joseph Pandolfino, Henry Sicignano III, C. Anthony Rider, and/or Michael R. Moynihan (the “Executives”), as well as any other knowledge that such individuals would have possessed had they made reasonable inquiry with respect to the matters in question.

2.1.         Organization, Qualification and Corporate Power.

The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company is duly qualified to conduct business and is in limited liability company good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect (as defined below).  The Company has all requisite limited liability company power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.  The Company has furnished or made available to the Parent complete and accurate copies of its Certificate of Formation and Operating Agreement.  The Company is not in default under or in violation of any provision of its Certificate of Formation, as amended to date, or its Operating Agreement, as amended to date.  For purposes of this Agreement, “Company Material Adverse Effect” means a material adverse effect on the assets, business, condition (financial or otherwise), or results of operations of the Company taken as a whole.

2.2.         Capitalization.

As of the date of this Agreement, 16,000,000 Units of the Company and Company Warrants to purchase 5,000,000 Units of the Company are issued and outstanding.  Section 2.2 of the Company Disclosure Schedule sets forth a complete and accurate list of (i) all members of the Company, indicating the number of Units held by each member, (iii) all outstanding Company Warrants, indicating (A) the holder thereof, (B) the number of Units subject to each Company Warrant, and (C) the exercise price, date of grant, and expiration date for each Company Warrant.  All of the issued and outstanding Units are, and all Units that may be issued upon exercise of Company Warrants will be (upon issuance in accordance with their terms), duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.  Other than the Company Warrants listed in Section 2.2 of the Company Disclosure Schedule, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or redemption of any of its capital stock.  Except as set forth in Section 2.2 of the Company Disclosure Schedule, there are no outstanding or authorized profits interest or similar rights with respect to the Company.  There are no agreements to which the Company is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company.  Except as set forth in Section 2.2 of the Company Disclosure Schedule, to the knowledge of the Company, there are no agreements among other parties, to which the Company is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company.  All of the issued and outstanding Units were issued in compliance with applicable federal and state securities laws.

2.3.         Authorization of Transaction.

The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery by the Company of this Agreement and the agreements contemplated hereby to which the Company is a party (the “Company Transaction Agreements”) and, subject to the adoption of this Agreement and the approval of the Merger by no less than a majority of the votes represented by the outstanding Units entitled to vote on this Agreement and the Merger (the “Shareholder Approval”), the consummation by the Company of the transactions contemplated hereby or thereby have been duly and validly authorized by all necessary corporate action on the part of the Company.  This Agreement and the Company Transaction Agreements have been duly and validly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.4.         Noncontravention.

Subject to the receipt of Shareholder Approval and the filing of the Certificate of Merger as required by the Act, neither the execution and delivery by the Company of this Agreement or the Company Transaction Agreements, nor the consummation by the Company of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the Certificate of Formation or Operating Agreement of the Company, as amended to date, (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a “Governmental Entity”), except for such permits, authorizations, consents and approvals for which the Company is obligated to use its Reasonable Best Efforts (as defined below) to obtain pursuant to Section 4.2(a), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Company is a party or by which the Company is bound or to which any of their assets are subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation in any contract or instrument set forth in Section 2.4 of the Company Disclosure Schedule, for which the Company is obligated to use its Reasonable Best Efforts to obtain waiver, consent or approval pursuant to Section 4.2(b), (ii) any conflict, breach, default, acceleration, termination, modification or cancellation which would not have a Company Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby or (iii) any notice, consent or waiver the absence of which would not have a Company Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby, (d) result in the imposition of any Security Interest (as defined below) upon any assets of the Company or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets.  For purposes of this Agreement: “Security Interest” means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic’s, materialmen’s, and similar liens, (ii) liens arising under worker’s compensation, unemployment insurance, social security, retirement, and similar legislation, and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business (as defined below) of the applicable Party and not material to such Party; and “Ordinary Course of Business” means the ordinary course of the applicable Party’s business, consistent with past custom and practice (including with respect to frequency and amount).

2.5.         Subsidiaries.

Section 2.5 of the Company Disclosure Schedule sets forth the Subsidiaries (as defined below) of the Company.  Each Subsidiary of the Company is a limited liability company duly organized, validly existing, and in limited liability company good standing under the laws of the jurisdiction of its formation.  For purposes of this Agreement, a “Subsidiary” shall mean any corporation, partnership, joint venture or other entity in which a Party has, directly or indirectly, an equity interest representing 50% or more of the equity securities thereof or other equity interests therein (collectively, the “Subsidiaries”).  Except as set forth in Section 2.5 of the Company Disclosure Schedule, the Company does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association.

2.6.         Financial Statements.

The Company has provided or made available to the Parent the audited balance sheets of the Company at December 31, 2009 and December 31, 2008 and the related statements of operations and cash flows for the two year period ended December 31, 2009 and the unaudited interim balance sheet of the Company (the “Company Balance Sheet”) at September 30, 2010 and the related unaudited statements of operations and cash flows for the nine months then ended (collectively, the “Company Financial Statements”).  The Company Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein, comply as to form with the applicable rules and regulations of the SEC for inclusion of such Company Financial Statements in the Parent’s filings with the SEC as required by the Exchange Act and are consistent in all material respects with the books and records of the Company.

2.7.         Absence of Certain Changes.

Since the Company Balance Sheet Date, and except as set forth in Section 2.7 of the Company Disclosure Schedule, (a) to the knowledge of the Company, there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Company Material Adverse Effect, and (b) the Company has not taken any of the actions set forth in paragraphs (a) through (m) of Section 4.4.

2.8.         Undisclosed Liabilities.

Except as set forth in Section 2.8 of the Company Disclosure Schedules, the Company does not have any material liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the Company Balance Sheet referred to in Section 2.6 or disclosed in the notes thereto and (b) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet.

2.9.         Tax Matters.

(a)           For purposes of this Agreement, the following terms shall have the following meanings:

(i)           “Taxes” means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

(ii)          “Tax Returns” means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

(b)           The Company has filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects.  The Company is not and has not ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns.  The Company has paid on a timely basis all Taxes that were due and payable.  The unpaid Taxes of the Company for tax periods through the Company Balance Sheet Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Company Balance Sheet.  The Company has not had any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company during a prior period).  All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

(c)           The Company has delivered or made available to the Parent complete and accurate copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since the date of the Company’s incorporation in Delaware (the “Organization Date”).  No examination or audit of any Tax Return of the Company by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. The Company has not been informed by any jurisdiction that the jurisdiction believes that the Company was required to file any Tax Return that was not filed.  The Company has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

(d)           The Company: (i) has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; (ii) has no actual or potential liability for any Taxes of any person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise; and (iii) is not and has not been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

(e)           None of the assets of the Company: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code; (ii) is “tax-exempt use property” within the meaning of Section 168(h) of the Code; or (iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

(f)           The Company has not undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code.

2.10.       Assets.

The Company owns or leases all tangible assets reasonably necessary for the conduct of its businesses as presently conducted.  Except as set forth in Section 2.10 of the Company Disclosure Schedule, each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used.  No asset of the Company (tangible or intangible) is subject to any Security Interest.

2.11.       Owned Real Property.

The Company does not own any real property, except as otherwise listed in Section 2.11 of the Company Disclosure Schedule.

2.12.       Real Property Leases.

Section 2.12 of the Company Disclosure Schedule lists all real property leased or subleased to or by the Company and lists the term of such lease, any extension and expansion options, and the rent payable thereunder.  The Company has delivered or made available to the Parent complete and accurate copies of the leases and subleases listed in Section 2.12 of the Company Disclosure Schedule.  With respect to each lease and sublease listed in Section 2.12 of the Company Disclosure Schedule:

(a)           the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

(b)           the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

(c)           except as could not be reasonably expected to constitute a Company Material Adverse Effect, the Company nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or, to the knowledge of the Company, any other party under such lease or sublease;

(d)           the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

(e)           to the knowledge of the Company, there is no Security Interest, easement, covenant or other restriction applicable to the real property subject to such lease, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or the occupancy by the Company of the property subject thereto.

2.13.       Contracts.

(a)           Section 2.13 of the Company Disclosure Schedule lists the following agreements (written or oral) to which the Company is a party as of the date of this Agreement:

(i)           any agreement (or group of related agreements) for the lease of personal property from or to third parties providing for lease payments in excess of $25,000 per annum or having a remaining term longer than 12 months;

(ii)          any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than one year, (B) which involves more than the sum of $25,000, or (C) in which the Company has granted manufacturing rights, “most favored nation” pricing provisions or exclusive marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

(iii)         any agreement which, to the knowledge of the Company, establishes a partnership or joint venture;

(iv)        any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $25,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

(v)         any agreement concerning confidentiality, noncompetition, or assignment of inventions;

(vi)        any employment or consulting agreement;

(vii)       any agreement involving any officer, manager or member of the Company or any affiliate, as defined in Rule 12b-2 under Exchange Act, thereof (an “Affiliate”);

(viii)      any agreement under which the consequences of a default or termination would reasonably be expected to have a Company Material Adverse Effect;

(ix)         any agreement which contains any provisions requiring the Company to indemnify any other party thereto (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business);

(x)          any other agreement (or group of related agreements) either involving more than $25,000 or not entered into in the Ordinary Course of Business; and

(xi)         any agreement, other than as contemplated by this Agreement or the Private Placement Offering, relating to the sales of securities of the Company to which the Company is a party.

(b)           The Company has delivered or made available to the Parent a complete and accurate copy of each agreement listed in Section 2.13 of the Company Disclosure Schedule.  With respect to each agreement so listed, and except as set forth in Section 2.13 of the Company Disclosure Schedule:  (i) the agreement is legal, valid, binding and enforceable and in full force and effect; (ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) the Company is not nor, to the knowledge of the Company, is any other party, in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or, to the knowledge of the Company, any other party under such contract.

2.14.       Accounts Receivable.

All accounts receivable of the Company reflected on the Company Balance Sheet are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which it first became due and payable), net of the applicable reserve for bad debts on the Company Balance Sheet.  All accounts receivable reflected in the financial or accounting records of the Company that have arisen since the Company Balance Sheet Date are valid receivables subject to no setoffs or counterclaims and are collectible (within 90 days after the date on which it first became due and payable), net of a reserve for bad debts in an amount proportionate to the reserve shown on the Company Balance Sheet.

2.15.       Powers of Attorney.

Except as set forth in Section 2.15 of the Company Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of the Company.

2.16.       Insurance.

Section 2.16 of the Company Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company is a party.  Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company.  There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy.  All premiums due and payable under all such policies have been paid, the Company may not be liable for retroactive premiums or similar payments, and the Company is otherwise in compliance in all material respects with the terms of such policies.  The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any such policy.  Each such policy will continue to be enforceable and in full force and effect immediately following the Effective Time in accordance with the terms thereof as in effect immediately prior to the Effective Time.

2.17.       Litigation.

As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator (a “Legal Proceeding”) which is pending or, to the knowledge of the Company, has been threatened against the Company which (a) seeks damages in excess of the lesser of (i) $10,000 individually, or (ii) $25,000 in the aggregate, (b) if determined adversely to the Company could have, individually or in the aggregate, a Company Material Adverse Effect, or (c) in any manner challenges or seeks to prevent, enjoin, alter, or delay the transactions contemplated by this Agreement.

2.18.       Employees.

(a)           Section 2.18 of the Company Disclosure Schedule contains a list of all employees of the Company whose annual rate of compensation exceeds $50,000 per year, along with the position and the annual rate of compensation of each such person.  Except as set forth on Section 2.18 of the Company Disclosure Schedule, each current or past employee of the Company has entered into a confidentiality and assignment of inventions agreement with the Company, a copy or form of which has previously been delivered to the Parent.  Section 2.18 of the Company Disclosure Schedule contains a list of all employees of the Company who are a party to a non-competition agreement with the Company; copies of such agreements have previously been delivered to the Parent.  To the knowledge of the Company, no employee or group of employees has any plans to terminate employment with the Company.

(b)           The Company is not party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes.  To the knowledge of the Company, no organizational effort has been made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company.

2.19.       Employee Benefits.

(a)           For purposes of this Agreement, the following terms shall have the following meanings:

(i)           “Employee Benefit Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

(ii)           “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(iii)           “ERISA Affiliate” means any entity which is, or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the applicable Party.

(b)           Section 2.19(b) of the Company Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by the Company or any ERISA Affiliate.  Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R and (for all funded plans) all plan financial statements for the last five plan years for each Employee Benefit Plan, have been delivered or made available to the Parent.  Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of the Company and the ERISA Affiliates has in all material respects met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto.  The Company, each ERISA Affiliate and each Employee Benefit Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including without limitation Section 4980 B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA).  All filings and reports as to each Employee Benefit Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been duly submitted.

(c)           To the knowledge of the Company, there are no Legal Proceedings (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders) against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

(d)           All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost.  Each Employee Benefit Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of, Section 401(k)(3) and Section 401(m)(2) of the Code for each plan year ending prior to the Closing Date.

(e)           Neither the Company nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

(f)           At no time has the Company or any ERISA Affiliate been obligated to contribute to any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA).

(g)           There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Company (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code or other applicable law and insurance conversion privileges under state law.  The assets of each Employee Benefit Plan which is funded are reported at their fair market value on the books and records of such Employee Benefit Plan.

(h)           No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company or any ERISA Affiliate that would subject the Company or any ERISA Affiliate to (i) any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Employee Benefit Plan.

(i)            No Employee Benefit Plan is funded by, associated with or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code.

(j)            Each Employee Benefit Plan is amendable and terminable unilaterally by the Company at any time without liability to the Company as a result thereof and no Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Employee Benefit Plan.

(k)           Section 2.19(k) of the Company Disclosure Schedule discloses each: (i) agreement with any Company Member, director, executive officer or other key employee of the Company (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person’s “parachute payment” under Section 280G of the Code; and (iii) agreement or plan binding the Company any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.  The accruals for vacation, sickness and disability expenses are accounted for on the Company Balance Sheet and are adequate and materially reflect the expenses associated therewith in accordance with GAAP.

2.20.       Environmental Matters.

(a)           The Company has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.  There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.  For purposes of this Agreement, “Environmental Law” means any federal, state or local law, statute, rule or regulation or the common law relating to the environment, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste.  As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”).

(b)           Set forth in Section 2.20(b) of the Company Disclosure Schedule is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company (whether conducted by or on behalf of the Company or a third party, and whether done at the initiative of the Company or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Company has possession of or access to.  A complete and accurate copy of each such document has been provided to the Parent.

(c)           To the knowledge of the Company, there is no material environmental liability with respect to any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company.

2.21.       Compliance with Laws.

Except as set forth in Section 2.21 of the Company Disclosure Schedule, the Company:

(a)           and the conduct and operations of its business, is in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect;

(b)           has not, and to the knowledge of the Company, the past and present officers, managers and Affiliates of the Company (in their respective capacities as such) have not, been the subject of, nor does any of the Executives have any reason to believe that the Company or any of its officers, managers or Affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws or a claim of breach of fiduciary duty;

(c)           has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor, in the past five (5) years, has it been a party to any material litigation nor, to the knowledge of the Company, has any third-party company, of which any of the Executives is or has been an a director or officer, been the subject of any voluntary or involuntary bankruptcy proceeding; and

(d)           has not, and to the knowledge of the Company, the past and present officers, managers and Affiliates of the Company (in their respective capacities as such) have not, been the subject of, nor does any of the Executives have any reason to believe that the Company or any of its officers, mangers or Affiliates will be the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person.

2.22.       Customers.

Section 2.22 of the Company Disclosure Schedule sets forth a list of each customer that accounted for more than $10,000.00 of the consolidated revenues of the Company during the last two full fiscal years and the amount of revenues accounted for by such customer during such period.  No such customer has notified the Company in writing within the past year that it will stop buying services from the Company.

2.23.       Permits.

Section 2.23 of the Company Disclosure Schedule sets forth a list of all material permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) (“Permits”) issued to or held by the Company.  Such listed Permits are the only Permits that are required for the Company to conduct its business as presently conducted except for those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.  Each such Permit is in full force and effect and, to the knowledge of the Company, no suspension or cancellation of such Permit is threatened and, to the knowledge of the Company, there is no reasonable basis for believing that such Permit will not be renewable upon expiration.  Each such Permit will continue in full force and effect immediately following the Closing.

2.24.       Certain Business Relationships With Affiliates.

Except as listed in Section 2.24 of the Company Disclosure Schedule, no Affiliate of the Company (a) owns any material property or right, tangible or intangible, which is used in the business of the Company, (b) has any claim or cause of action against the Company, or (c) owes any money to, or is owed any money by, the Company. Section 2.24 of the Company Disclosure Schedule describes any transactions involving the receipt or payment in excess of $25,000 in any fiscal year between the Company and any Affiliate thereof which have occurred or existed since the Organization Date, other than employment agreements.

2.25.       Brokers’ Fees.

The Company does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, except as listed in Section 2.25 of the Company Disclosure Schedule.

2.26.       Books and Records.

The minute books and other similar records of the Company contain complete and accurate records, in all material respects, of all actions taken at any meetings of the Company’s members, managers, executive officers, or any committees thereof and of all written consents executed in lieu of the holding of any such meetings since the formation of the Company through the date of this Agreement.  The Company has provided true and complete copies of all such minute books and other similar records to the Parent.

2.27.       Intellectual Property.

(a)           The Company owns, is licensed or otherwise possesses legally enforceable rights to use, license and exploit all issued patents, copyrights, trademarks, service marks, trade names, trade secrets, and registered domain names and all applications for registration therefor (collectively, the "Intellectual Property Rights") and all computer programs and other computer software, databases, know-how, proprietary technology, formulae, and development tools, together with all goodwill related to any of the foregoing (collectively, the "Intellectual Property"), in each case as is necessary to conduct its business as presently conducted, the absence of which would be reasonably likely to result in a Company Material Adverse Effect.

(b)           Section 2.27(b) of the Company Disclosure Schedule sets forth, with respect to all issued patents and all registered copyrights, trademarks, service marks and domain names registered with any Governmental Entity or for which an application for registration has been filed with any Governmental Entity, (i) the registration or application number, the date filed and the title, if applicable, of the registration or application and (ii) the names of the jurisdictions covered by the applicable registration or application.  Section 2.27(b) of the Company Disclosure Schedule identifies each agreement currently in effect containing any ongoing royalty or payment obligations of the Company in excess of $25,000 per annum with respect to Intellectual Property Rights and Intellectual Property that are licensed or otherwise made available to the Company.

(c)           Except as set forth on Section 2.27(c) of the Company Disclosure Schedule, all Intellectual Property Rights that have been registered with any Governmental Entity are valid and subsisting, except as would not reasonably be expected to have a Company Material Adverse Effect. As of the Effective Date, in connection with such registered Intellectual Property Rights, all necessary registration, maintenance and renewal fees will have been paid and all necessary documents and certificates will have been filed with the relevant Governmental Entities.

(d)           The Company is not and will not, as a result of the consummation of the Merger or other transactions contemplated by this Agreement, be in breach in any material respect of any license, sublicense or other agreement relating to the Intellectual Property Rights, or any licenses, sublicenses or other agreements as to which the Company is a party and pursuant to which the Company uses any patents, copyrights (including software), trademarks or other intellectual property rights of or owned by third parties (the "Third Party Intellectual Property Rights"), the breach of which would be reasonably likely to result in a Company Material Adverse Effect.

(e)           Except as set forth on Section 2.27(e) of the Company Disclosure Schedule, the Company has not been named as a defendant in any suit, action or proceeding which involves a claim of infringement or misappropriation of any Third Party Intellectual Property Right and the Company has not received any notice or other communication (in writing or otherwise) of any actual or alleged infringement, misappropriation or unlawful or unauthorized use of any Third Party Intellectual Property. With respect to its marketed products, the Company does not, to its knowledge, infringe any third party intellectual property rights. With respect to its product candidates and products in research or development, after the same are marketed, the Company will not, to its knowledge, infringe any third party intellectual property rights.

(f)           To the knowledge of the Company, except as set forth on Section 2.27(f) of the Company Disclosure Schedule, no other person is infringing, misappropriating or making any unlawful or unauthorized use of any Intellectual Property Rights in a manner that has an impact on the business of the Company, except for such infringement, misappropriation or unlawful or unauthorized use as would be reasonably expected to have a Company Material Adverse Effect.

2.28.       Disclosure.

No representation or warranty by the Company contained in this Agreement or any Company Transaction Agreement, and no statement contained in the Company Disclosure Schedule or any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Company pursuant to this Agreement or therein, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.  The Company has disclosed to the Parent all material information relating to the business of the Company or the transactions contemplated by this Agreement.

2.29.       Warranties.

No product or service sold or delivered by the Company is subject to any guaranty, warranty, right of credit or other indemnity other than the applicable standard terms and conditions of sale of the Company, which are set forth in Section 2.29 of the Company Disclosure Schedule.

2.30        Interested Party Transactions.

Except as set forth in Section 2.30 of the Company Disclosure Schedule, to the knowledge of the Company, no officer, manager, or member of the Company or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any such person currently has or has had, either directly or indirectly, (a) an interest in any person or entity that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Company or (ii) purchases from or sells or furnishes to the Company any goods or services, or (b) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected.  The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any manager or executive officer (or equivalent thereof) of the Company.

2.31        Manager Action.

The Company’s managers (or equivalent thereof) have unanimously determined that the Merger is advisable and in the best interests of the Company Members and is on terms that are fair to such Company Members.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PARENT
AND THE ACQUISITION SUBSIDIARY

Each of the Parent and the Acquisition Subsidiary represents and warrants to the Company that as of the date of this Agreement and as of the closing of the Merger that the statements contained in this Article III are true and correct in all material respects, except as set forth in the disclosure schedule provided by the Parent and the Acquisition Subsidiary to the Company on the date hereof, and as updated, if necessary, by the Parent and the Acquisition Subsidiary immediately prior to the Closing, and collectively attached hereto as Exhibit F (the “Parent Disclosure Schedule”).  The Parent Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III, and the disclosure of information on any paragraph of the Parent Disclosure Schedule shall qualify for disclosure on any other paragraph of the Parent Disclosure Schedule under this Article III to the extent that it is readily apparent from a reading of such disclosure that it also applies to such other paragraph of the Parent Disclosure Schedule.  For purposes of this Article III, the phrase “to the knowledge of the Parent” or any phrase of similar import shall be deemed to refer to the actual knowledge the directors and executive officers of the Parent, after due inquiry with the former directors and executive officers of the Parent, as well as any other knowledge that such individuals would have possessed had they made reasonable inquiry with respect to the matters in question.

3.1.         Organization, Qualification and Corporate Power.

Each of the Parent and the Split-Off Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and the Acquisition Subsidiary is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.  Each of the Parent and the Parent Subsidiaries is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Parent Material Adverse Effect (as defined below).  Each of the Parent and the Parent Subsidiaries has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.  The Parent has furnished or made available to the Company complete and accurate copies of its Articles of Incorporation and Bylaws and the organizational documents of the Parent Subsidiaries.  Neither the Parent nor any Parent Subsidiary, as applicable, is in default under or in violation of any provision of its Articles of Incorporation, as amended to date, its Bylaws, as amended to date, or its organizational documents, as applicable.  For purposes of this Agreement, “Parent Material Adverse Effect” means a material adverse effect on the assets, business, condition (financial or otherwise), results of operations of the Parent and the Parent Subsidiaries, taken as a whole.  Notwithstanding anything contained herein to the contrary, any events, individually or in the aggregate, with an actual or potential financial impact on the Parent in an amount equaling or exceeding an aggregate of Five Thousand Dollars ($5,000.00) shall be deemed to constitute a Parent Material Adverse Effect.

3.2.         Capitalization.

The authorized capital stock of the Parent consists of 300,000,000 shares of Parent Common Stock, of which 5,325,200 shares are issued and outstanding as of the date of this Agreement and 10,000,000 shares of preferred stock, $0.0001 par value per share, of which no shares are outstanding.  The Parent Common Stock is presently eligible for quotation on the OTC Markets and is not subject to any notice of suspension or delisting.  Parent Common Stock is registered under the Exchange Act.  All of the issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.  There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Parent is a party or which are binding upon the Parent providing for the issuance or redemption of any of its capital stock.  There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Parent.  There are no agreements to which the Parent is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Parent.  To the knowledge of the Parent, there are no agreements among other parties, to which the Parent is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Parent.  All of the issued and outstanding shares of Parent Common Stock were issued in compliance with applicable federal and state securities laws.  The Merger Shares to be issued at the Closing pursuant to Section 1.5 hereof, when issued and delivered in accordance with the terms hereof and of the Certificate of Merger, shall be duly and validly issued, fully paid and nonassessable and free of all preemptive rights and will be issued in compliance with applicable federal and state securities laws.  Furthermore, the shares of Parent Common Stock underlying the New Warrants will have been duly and validly authorized and reserved for issuance, and when issued in accordance with the terms of the New Warrants shall be duly and validly issued, fully paid and nonassessable and free of all preemptive rights and will be issued in compliance with applicable federal and state securities laws.  Immediately prior to the Closing of the Merger, the stockholders of the Parent shall collectively hold such number of shares of Parent Common Stock as would represent not more than 19.9% of the total issued and outstanding shares of Parent Common Stock immediately subsequent to the Closing of the Merger, exclusive of any shares of Parent Common Stock that shall be issued in exchange for any Oversubscription Securities.

3.3.         Authorization of Transaction.

Each of the Parent and the Acquisition Subsidiary has all requisite power and authority to execute and deliver this Agreement and (in the case of the Parent) the Split-Off Agreement and to perform its obligations hereunder and thereunder.  The Split-Off Subsidiary has all requisite power and authority to execute and deliver the Split-Off Agreement and to perform its obligations thereunder.  The execution and delivery by the Parent and the Acquisition Subsidiary of this Agreement and (in the case of the Parent) the Split-Off Agreement, and the agreements contemplated hereby and thereby to which the Parent or the Acquisition Subsidiary is a party (collectively, the “Parent Transaction Agreements”), and the consummation by the Parent and the Acquisition Subsidiary of the transactions contemplated hereby and thereby, and the execution by the Split-Off Subsidiary of the Split-Off Agreement and the consummation by the Split-Off Subsidiary of the transactions contemplated thereby, have been duly and validly authorized by all necessary corporate action on the part of the Parent, the Acquisition Subsidiary and the Split-Off Subsidiary, as applicable.  This Agreement and the Parent Transaction Agreements have been duly and validly executed and delivered by the Parent and the Acquisition Subsidiary and constitute valid and binding obligations of the Parent and the Acquisition Subsidiary, enforceable against each of them in accordance with their terms.

3.4.         Noncontravention.

Subject to the filing of the Certificate of Merger as required by the Act, neither the execution and delivery by the Parent or the Acquisition Subsidiary of this Agreement or the Parent Transaction Agreements, nor the consummation by the Parent or the Acquisition Subsidiary of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of its Articles of Incorporation or Bylaws or its Certificate of Formation or Operating Agreement, as applicable, of the Parent or the Acquisition Subsidiary, (b) require on the part of the Parent or the Acquisition Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity, except for such permits, authorizations, consents and approvals for which the Company is obligated to use its Reasonable Best Efforts to obtain pursuant to Section 4.2(a), (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Parent or the Acquisition Subsidiary is a party or by which either is bound or to which any of their assets are subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not have a Parent Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not have a Parent Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby, (d) result in the imposition of any Security Interest upon any assets of the Parent or the Acquisition Subsidiary or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Parent or the Acquisition Subsidiary or any of their properties or assets.

3.5.         Subsidiaries.

(a)           The Parent has no Subsidiaries other than the Acquisition Subsidiary and Split-Off Subsidiary.  The Split-Off Subsidiary is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the jurisdiction of its incorporation.  The Acquisition Subsidiary is a limited liability company duly organized, validly existing and limited liability company good standing under the laws of the jurisdiction of its formation.  The Acquisition Subsidiary was formed solely to effectuate the Merger, the Split-Off Subsidiary was formed solely to effectuate the Split-Off, and neither of them has conducted any business operations since its organization.  The Parent has delivered or made available to the Company complete and accurate copies of the Certificate of Formation, Operating Agreement or other organizational documents of the Acquisition Subsidiary.  The Acquisition Subsidiary has no assets other than minimal paid-in capital, it has no liabilities or other obligations, and it is not in default under or in violation of any provision of its Certificate of Formation, Operating Agreement or other organizational documents.  All of the issued and outstanding membership interest units of the Acquisition Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.  All membership interest units of the Acquisition Subsidiary are owned by the Parent free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands.  Except for the Split-Off Agreement, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Parent or the Acquisition Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Parent Subsidiary.  There are no outstanding profit interests or similar rights with respect to the Acquisition Subsidiary.  To the knowledge of the Parent, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of the Acquisition Subsidiary.

(b)           At all times from September 12, 2005, which was the date of incorporation of the Parent, through the date of this Agreement, the business and operations of the Parent have been conducted exclusively through the Parent.

(c)           The Parent does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership or limited liability company, joint venture, trust or business association, other than the Parent Subsidiaries.

3.6.         Exchange Act Reports.

The Parent has furnished or made available to the Company complete and accurate copies, as amended or supplemented, of its Registration Statement on Form SB-2 and all reports filed by the Parent under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC since January 24, 2006, which was the effective date of the Registration Statement on Form SB-2 (such reports are collectively referred to herein as the “Parent Reports”).  The Parent Reports constitute all of the documents required to be filed by the Parent under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC from January 24, 2006 through the date of this Agreement.  The Parent Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed.  As of their respective dates, the Parent Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Parent has not received any notice from the SEC suspending the effectiveness of any Registration Statement and, to the Parent’s knowledge, no proceedings for that purpose have been initiated or threatened by the SEC.

3.7.         Compliance with Laws.

Each of the Parent and the Parent Subsidiaries:

(a)           and the conduct and operations of their respective businesses, are in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect;

(b)           has complied with all federal and state securities laws and regulations, including being current in all of its reporting obligations under such federal and state securities laws and regulations;

(c)           has not, and, to the knowledge of the Parent, Nanuk Warman, Ronald Asirwatham, David Rector and the present officers, directors and Affiliates of the Parent (in their respective capacities as such) have not, been the subject of, nor does any officer or director of the Parent have any reason to believe that the Parent or any of its officers, directors or Affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws or a claim of breach of fiduciary duty;

(d)           has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been a party to any material litigation, nor, to the knowledge of the Parent, has any third-party company, of which any current director or officer of Parent or any of Parent’s Subsidiaries is or has been a director or officer, been the subject of any voluntary or involuntary bankruptcy proceeding;

(e)           has not, and, to the knowledge of the Parent, Nanuk Warman, Ronald Asirwatham, David Rector and the present officers, directors and Affiliates (in their respective capacities as such) have not, been the subject of, nor does any officer or director of the Parent have any reason to believe that the Parent or any of its officers, directors or Affiliates will be the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person;

(f)           does not and will not on the Closing, have any liabilities, contingent or otherwise, including but not limited to notes payable and accounts payable, and is not a party to any executory agreements; and

(g)           is not a “blank check company” as such term is defined by Rule 419 of the Securities Act.

3.8.         Financial Statements.

The audited financial statements and unaudited interim financial statements of the Parent included in the Parent Reports (collectively, the “Parent Financial Statements”) (i) complied as to form in all material respects with applicable accounting requirements and, as appropriate, the published rules and regulations of the SEC with respect thereto when filed, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-QSB or Form 10-Q under the Exchange Act), (iii) fairly present in all material respects the consolidated financial condition, results of operations and cash flows of the Parent as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent in all material respects with the books and records of the Parent.

3.9.         Absence of Certain Changes.

Since the date of (i) the balance sheet delivered to the Company pursuant to Section 5.3(i) hereof and (ii) the balance sheet contained in the most recent Parent Report (collectively, the “Parent Balance Sheet”), (a) to the knowledge of the Parent, there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Parent Material Adverse Effect and (b) neither the Parent or the Acquisition Subsidiary has taken any or the actions set forth in paragraphs (a) through (m) of Section 4.6.

3.10.       Litigation.

Except as disclosed in the Parent Reports, as of the date of this Agreement, there is no Legal Proceeding which is pending or, to the Parent’s knowledge, threatened against the Parent or any Parent Subsidiary which, if determined adversely to the Parent or such Subsidiary, could have, individually or in the aggregate, a Parent Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.  For purposes of this Section 3.10, any such pending or threatened Legal Proceedings which seeks damages in excess of the lesser of $10,000 per Legal Proceeding or $25,000 in the aggregate shall be considered to possibly result in a Parent Material Adverse Effect hereunder.

3.11.       Undisclosed Liabilities.

Except as set forth in Section 3.11 of the Parent Disclosure Schedule, none of the Parent and the Parent Subsidiaries has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the Parent Balance Sheet which do not exceed One Thousand Dollars ($1,000.00) individually or in the aggregate, (b) liabilities which have arisen since the date of the Parent Balance Sheet in the Ordinary Course of Business which do not exceed One Thousand Dollars ($1,000.00) individually or in the aggregate and (c) contractual and other liabilities incurred in the Ordinary Course of Business which do not exceed One Thousand Dollars ($1,000.00) individually or in the aggregate and which are not required by GAAP to be reflected on a balance sheet.

3.12.       Tax Matters.

(a)           Each of the Parent and the Parent Subsidiaries has filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects.  Neither the Parent nor any Parent Subsidiary is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which only the Parent and the Parent Subsidiaries are or were members.  Each of the Parent and the Parent Subsidiaries has paid on a timely basis all Taxes that were due and payable.  The unpaid Taxes of the Parent and the Parent Subsidiaries for tax periods through the date of the Parent Balance Sheet do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on such balance sheet.  Neither the Parent nor any Parent Subsidiary has any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Parent or any Parent Subsidiary during a prior period) other than the Parent and the Parent Subsidiaries.  All Taxes that the Parent or any Parent Subsidiary is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

(b)           The Parent has delivered or made available to the Company complete and accurate copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Parent or any Parent Subsidiary since September 12, 2005 (the date of incorporation of the Parent).  No examination or audit of any Tax Return of the Parent or any Parent Subsidiary by any Governmental Entity is currently in progress or, to the knowledge of the Parent, threatened or contemplated.  Neither the Parent nor any Parent Subsidiary has been informed by any jurisdiction that the jurisdiction believes that the Parent or such Subsidiary was required to file any Tax Return that was not filed.  Neither the Parent nor any Parent Subsidiary has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

(c)           Neither the Parent nor any Parent Subsidiary: (i) is a “consenting corporation” within the meaning of Section 341(f) of the Code, and none of the assets of the Parent or the Parent Subsidiaries are subject to an election under Section 341(f) of the Code; (ii) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; (iii) has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that may be treated as an “excess parachute payment” under Section 280G of the Code; (iv) has any actual or potential liability for any Taxes of any person (other than the Parent and the Parent Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise; or (v) is or has been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

(d)           None of the assets of the Parent or any Parent Subsidiary: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code; (ii) is “tax-exempt use property” within the meaning of Section 168(h) of the Code; or (iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

(e)           Neither the Parent nor any Parent Subsidiary has undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code.

(f)           No state or federal “net operating loss” of the Parent determined as of the Closing Date is subject to limitation on its use pursuant to Section 382 of the Code or comparable provisions of state law as a result of any “ownership change” within the meaning of Section 382(g) of the Code or comparable provisions of any state law occurring prior to the Closing Date.

3.13.       Assets.

Each of the Parent and the Acquisition Subsidiary owns or leases all tangible assets reasonably necessary for the conduct of its businesses as presently conducted.  Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used.  No asset of the Parent or any Parent Subsidiary (tangible or intangible) is subject to any Security Interest.

3.14.       Owned Real Property.

Neither the Parent nor any Parent Subsidiary owns any real property.

3.15.       Real Property Leases.

Section 3.15 of the Parent Disclosure Schedule lists all real property leased or subleased to or by the Parent or any Parent Subsidiary and lists the term of such lease, any extension and expansion options, and the rent payable thereunder.  The Parent has delivered or made available to the Company complete and accurate copies of the leases and subleases listed in Section 3.15 of the Parent Disclosure Schedule.  With respect to each lease and sublease listed in Section 3.15 of the Parent Disclosure Schedule:

(a)           the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

(b)           the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

(c)           neither the Parent nor any Parent Subsidiary nor, to the knowledge of the Parent, any other party, is in breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or, to the knowledge of the Parent, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Parent or any Parent Subsidiary or, to the knowledge of the Parent, any other party under such lease or sublease;

(d)           neither the Parent nor any Parent Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

(e)           to the knowledge of the Parent, there is not any Security Interest, easement, covenant or other restriction applicable to the real property subject to such lease, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or the occupancy by the Parent or a Parent Subsidiary of the property subject thereto.

3.16.       Contracts.

(a)           Section 3.16 of the Parent Disclosure Schedule lists the following agreements (written or oral) to which the Parent or any Parent Subsidiary is a party as of the date of this Agreement:

(i)           any agreement (or group of related agreements) for the lease of personal property from or to third parties;

(ii)          any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services;

(iii)         any agreement, to the knowledge of the Parent, establishing a partnership or joint venture;

(iv)        any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $5,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

(v)         any agreement concerning confidentiality, noncompetition, or assignment of inventions;

(vi)        any employment or consulting agreement;

(vii)       any agreement involving any current or former officer, director or stockholder of the Parent or any Affiliate thereof;

(viii)      any agreement under which the consequences of a default or termination would reasonably be expected to have a Parent Material Adverse Effect;

(ix)         any agreement which contains any provisions requiring the Parent or any Parent Subsidiary to indemnify any other party thereto (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business);

(x)          any other agreement (or group of related agreements) either involving more than $5,000 or not entered into in the Ordinary Course of Business; and

(xi)         any agreement, other than as contemplated by the Private Placement Offering, this Agreement and the Split-Off, relating to the sales of securities of Parent or any Parent Subsidiary to which the Parent or such Subsidiary is a party.

(b)           The Parent has delivered or made available to the Company a complete and accurate copy of each agreement listed in Section 3.16 of the Parent Disclosure Schedule.  With respect to each agreement so listed:  (i) the agreement is legal, valid, binding and enforceable and in full force and effect; (ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither the Parent nor any Parent Subsidiary nor, to the knowledge of the Parent, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Parent, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Parent or any Parent Subsidiary or, to the knowledge of the Parent, any other party under such contract.

3.17.       Accounts Receivable.

All accounts receivable of the Parent and the Parent Subsidiaries reflected on the Parent Reports are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which it first became due and payable), net of the applicable reserve for bad debts on the Parent Balance Sheet.  All accounts receivable reflected in the financial or accounting records of the Parent that have arisen since the date of the Parent Balance Sheet are valid receivables subject to no setoffs or counterclaims and are collectible (within 90 days after the date on which it first became due and payable), net of a reserve for bad debts in an amount proportionate to the reserve shown on the most recent Parent Balance Sheet.

3.18.       Powers of Attorney.

There are no outstanding powers of attorney executed on behalf of the Parent or any Parent Subsidiary.

3.19.       Insurance.

Section 3.19 of the Parent Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Parent or any Parent Subsidiary is a party.  Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Parent and the Parent Subsidiaries.  There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy.  All premiums due and payable under all such policies have been paid, neither the Parent nor any Parent Subsidiary may be liable for retroactive premiums or similar payments, and the Parent and the Parent Subsidiaries are otherwise in compliance in all material respects with the terms of such policies.  The Parent has no knowledge of any threatened termination of, or material premium increase with respect to, any such policy.  Each such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing.

3.20.       Warranties.

No product or service sold or delivered by the Parent or any Parent Subsidiary is subject to any guaranty, warranty, right of credit or other indemnity other than the applicable standard terms and conditions of sale of the Parent or the appropriate Parent Subsidiary, which are set forth in Section 3.20 of the Parent Disclosure Schedule.

3.21.       Employees.

(a)           Section 3.21 of the Parent Disclosure Schedule contains a list of all employees of the Parent and each Parent Subsidiary along with the position and the annual rate of compensation of each such person.  No current or past employee of the Parent or any Parent Subsidiary has entered into a confidentiality and assignment of inventions agreement with the Parent or such Parent Subsidiary, Section 3.21 of the Parent Disclosure Schedule contains a list of all employees of the Parent or any Parent Subsidiary who are a party to a non-competition agreement with the Parent or any Parent Subsidiary; copies of such agreements have previously been delivered to the Company.  Except as contemplated by this Agreement and the Split-Off Agreement, to the knowledge of the Parent, no employee or group of employees has any plans to terminate employment with the Parent or any Parent Subsidiary.

(b)           Neither the Parent nor any Parent Subsidiary is a party to or bound by any collective bargaining agreement, nor have any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes.  The Parent has no knowledge of any organizational effort made or threatened, either currently or since the date of organization of the Parent, by or on behalf of any labor union with respect to employees of the Parent or any Parent Subsidiary.

3.22.       Employee Benefits.

(a)           Section 3.22(a) of the Parent Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by the Parent, any Parent Subsidiary or any ERISA Affiliate (the “Parent Employee Benefit Plans”).  Complete and accurate copies of (i) all Parent Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Parent Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R and (for all funded plans) all plan financial statements for the last five plan years for each Parent Employee Benefit Plan, have been delivered or made available to the Company.  Each Parent Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of the Parent, the Parent Subsidiaries and the ERISA Affiliates has in all material respects met its obligations with respect to such Parent Employee Benefit Plan and has made all required contributions thereto.  The Parent, each Parent Subsidiary, each ERISA Affiliate and each Parent Employee Benefit Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including without limitation Section 4980 B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA).  All filings and reports as to each Parent Employee Benefit Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been duly submitted.

(b)           To the knowledge of the Parent, there are no Legal Proceedings (except claims for benefits payable in the normal operation of the Parent Employee Benefit Plans and proceedings with respect to qualified domestic relations orders) against or involving any Parent Employee Benefit Plan or asserting any rights or claims to benefits under any Parent Employee Benefit Plan that could give rise to any material liability.

(c)           All the Parent Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Parent Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Parent Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost.  Each Parent Employee Benefit Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of, Section 401(k)(3) and Section 401(m)(2) of the Code for each plan year ending prior to the Closing Date.

(d)           Neither the Parent, any Parent Subsidiary, nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

(e)           At no time has the Parent, any Parent Subsidiary or any ERISA Affiliate been obligated to contribute to any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA).

(f)           There are no unfunded obligations under any Parent Employee Benefit Plan providing benefits after termination of employment to any employee of the Parent or any Parent Subsidiary (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code or other applicable law and insurance conversion privileges under state law.  The assets of each Parent Employee Benefit Plan which is funded are reported at their fair market value on the books and records of such Parent Employee Benefit Plan.

(g)          No act or omission has occurred and no condition exists with respect to any Parent Employee Benefit Plan that would subject the Parent, any Parent Subsidiary or any ERISA Affiliate to (i) any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Parent Employee Benefit Plan.

(h)          No Parent Employee Benefit Plan is funded by, associated with or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code.

(i)           Each Parent Employee Benefit Plan is amendable and terminable unilaterally by the Parent at any time without liability to the Parent as a result thereof and no Parent Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Parent from amending or terminating any such Parent Employee Benefit Plan.

(j)           Section 3.22(j) of the Parent Disclosure Schedule discloses each:  (i) agreement with any stockholder, director, executive officer or other key employee of the Parent or any Parent Subsidiary (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Parent or any Parent Subsidiary of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Parent or any Parent Subsidiary that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person’s “parachute payment” under Section 280G of the Code; and (iii) agreement or plan binding the Parent or any Parent Subsidiary, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.  The accruals for vacation, sickness and disability expenses are accounted for on the most recent Parent Balance Sheet and are adequate and materially reflect the expenses associated therewith in accordance with GAAP.

3.23.       Environmental Matters.

(a)           Each of the Parent and the Parent Subsidiaries has complied with all applicable Environmental Laws, except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.  There is no pending or, to the knowledge of the Parent, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Parent or any Parent Subsidiary, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b)           Set forth in Section 3.23(b) of the Parent Disclosure Schedule is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Parent or a Parent Subsidiary (whether conducted by or on behalf of the Parent or a Parent Subsidiary or a third party, and whether done at the initiative of the Parent or a Parent Subsidiary or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Parent has possession of or access to.  A complete and accurate copy of each such document has been provided to the Parent.

(c)           To the knowledge of the Parent, there is not any material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Parent or any Parent Subsidiary.

3.24.       Permits.

Section 3.24 of the Parent Disclosure Schedule sets forth a list of all material permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) issued to or held by the Parent or any Parent Subsidiary (“Parent Permits”).  Such listed Permits are the only Parent Permits that are required for the Parent and the Parent Subsidiaries to conduct their respective businesses as presently conducted except for those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.  Each such Parent Permit is in full force and effect and, to the knowledge of the Parent, no suspension or cancellation of such Parent Permit is threatened and, to the knowledge of Parent, there is no reasonable basis for believing that such Parent Permit will not be renewable upon expiration.  Each such Parent Permit will continue in full force and effect immediately following the Closing.

3.25.       Certain Business Relationships With Affiliates.

No Affiliate of the Parent or of any Parent Subsidiary (a) owns any material property or right, tangible or intangible, which is used in the business of the Parent or any Parent Subsidiary, (b) has any claim or cause of action against the Parent or any Parent Subsidiary, or (c) owes any money to, or is owed any money by, the Parent or any Parent Subsidiary.  Section 3.25 of the Parent Disclosure Schedule describes any transaction or series of related transactions involving the receipt or payment in excess of $1,000 in any fiscal year between the Parent or a Parent Subsidiary and any Affiliate thereof which have occurred or existed since the beginning of the time period covered by the Parent Financial Statements.

3.26.       Tax-Free Incorporation.

(a)           The Parent (i) is not an “investment company” as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code; (ii) has no present plan or intention to liquidate the Surviving Entity or to merge the Surviving Entity with or into any other corporation or entity, or to sell or otherwise dispose of the equity interest of the Surviving Entity which the Parent will acquire in the Merger, or to cause the Surviving Entity to sell or otherwise dispose of its assets, all except in the ordinary course of business or if such liquidation, merger, disposition is described in Section 368(a)(2)(C) or Treasury Regulation Section 1.368-2(d)(4) or Section 1368-2(k); and (iii) has no present plan or intention, following the Merger, to issue any additional equity interest of the Surviving Entity or to create any new class of equity interest of the Surviving Entity.

(b)           The Acquisition Subsidiary is a wholly-owned subsidiary of the Parent, formed solely for the purpose of engaging in the Merger, and will carry on no business prior to the Merger.

(c)           Immediately prior to the Merger, the Parent will be in control of the Acquisition Subsidiary within the meaning of Section 368(c) of the Code.

(d)           Immediately following the Merger, the Surviving Entity will hold at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by the Company immediately prior to the Merger (for purposes of this representation, amounts used by the Company to pay reorganization expenses, if any, will be included as assets of the Company held immediately prior to the Merger).

(e)           The Parent has no present plan or intention to reacquire any of the Merger Shares.

(f)           The Acquisition Subsidiary will have no liabilities assumed by the Surviving Entity and will not transfer to the Surviving Entity any assets subject to liabilities in the Merger.

(g)           Following the Merger, the Surviving Entity will continue the Company’s historic business or use a significant portion of the Company’s historic business assets in a business as required by Section 351 of the Code and the Treasury Regulations promulgated thereunder.

(h)           The Split-Off Agreement will constitute a legally binding obligation among the Parent, the Split-Off Subsidiary and the Buyer prior to the Effective Time.  Immediately prior to the Closing Date of the Merger, the Parent will distribute the stock of the Split-Off Subsidiary to the Buyer in consideration of the Purchase Price (as such term is defined in the Split-Off Agreement).

3.27.       Split-Off.

Immediately prior to the Closing Date of the Merger, the Parent will have discontinued all of its business operations which it conducted prior to the Effective Time by closing the transactions contemplated by the Split-Off Agreement.  Upon the closing of the transactions contemplated by the Split-Off Agreement, the Parent will have no material liabilities, contingent or otherwise.

3.28.       Brokers’ Fees.

Except as set forth on Section 3.28 of the Parent Disclosure Schedule, neither the Parent nor the Acquisition Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

3.29.       Disclosure.

No representation or warranty by the Parent contained in this Agreement or in any of the Parent Transaction Agreements, and no statement contained in the any document, certificate or other instrument delivered or to be delivered by or on behalf of the Parent pursuant to this Agreement or therein, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.  The Parent has disclosed to the Company all material information relating to the business of the Parent or any Parent Subsidiary or the transactions contemplated by this Agreement.

3.30.       Interested Party Transactions.

Except for the Split-Off Agreement, to the knowledge of the Parent, no officer, director or stockholder of the Parent or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any such person currently has or has had, either directly or indirectly, (a) an interest in any person or entity that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Parent or any Parent Subsidiary or (ii) purchases from or sells or furnishes to the Parent or any Parent Subsidiary any goods or services, or (b) a beneficial interest in any contract or agreement to which the Parent or any Parent Subsidiary is a party or by which it may be bound or affected.  Neither the Parent nor any Parent Subsidiary has extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Parent or any Parent Subsidiary.

3.31.       Accountants.

Child, Van Wagoner & Bradshaw, PLLC is and has been the Parent’s registered public accounting firm since January 23, 2007.  Throughout its engagement by the Parent, Child, Van Wagoner & Bradshaw, PLLC has been (a) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002), (b) “independent” with respect to Parent within the meaning of Regulation S-X and (c) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the Commission and the Public Company Accounting Oversight Board.  Section 3.32 of the Parent Disclosure Schedule lists all non-audit services performed by Child, Van Wagoner & Bradshaw, PLLC for Parent and/or any Parent Subsidiary since January 23, 2007.  The report of Child, Van Wagoner & Bradshaw, PLLC on the financial statements of the Parent for the most recent fiscal year did not contain an adverse opinion or a disclaimer of opinion, or was qualified as to uncertainty, audit scope, or accounting principles, although it did express uncertainty as to the Parent’s ability to continue as a going concern.  During the Parent’s most recent fiscal year and the subsequent interim periods, there were no disagreements with Child, Van Wagoner & Bradshaw, PLLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.  None of the reportable events listed in Item 304(a)(1)(iv) of Regulation S-B occurred with respect to Child, Van Wagoner & Bradshaw, PLLC.

3.32.       Minute Books.

The minute books and other similar records of the Parent and each Parent Subsidiary contain complete and accurate records, in all material respects, of all actions taken at any meetings of directors and stockholders or actions by written consent in lieu of the holding of any such meetings since the time of organization of each such corporation through the date of this Agreement.  The Parent has provided true and complete copies of all such minute books, and other similar records to the Company’s representatives.

3.33.       Board Action.

The Parent’s Board of Directors (a) has unanimously determined that the Merger is advisable and in the best interests of the Parent’s stockholders and is on terms that are fair to such Parent stockholders and (b) has caused the Parent, in its capacity as the sole stockholder of the Acquisition Subsidiary, and the Board of Directors of the Acquisition Subsidiary, to approve the Merger and this Agreement by unanimous written consent.

3.34.       Stockholder Action

A majority of the stockholders of Parent, acting by written consent, shall have approved (a) the changing of the name of Parent to a name acceptable to the Company; (b) the Split-Off Agreement and the transactions contemplated thereby; (c) the adoption of the Parent Option Plan (as defined below); and (d) the Amended and Restated Articles of Incorporation of the Parent in substantially the form attached hereto as Exhibit G.

3.35.       Discontinuation of Business Operations

As of the Closing, the Parent and all Parent Subsidiaries shall not have any business operations. As of the Closing, the Parent shall have no assets or liabilities, contingent or otherwise.

ARTICLE IV
COVENANTS

4.1.         Closing Efforts.

Each of the Parties shall use its best efforts, to the extent commercially reasonable (“Reasonable Best Efforts”), to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including without limitation using its Reasonable Best Efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date and (ii) the conditions to the obligations of the other Parties to consummate the Merger are satisfied.

4.2.         Governmental and Third-Party Notices and Consents.

(a)           Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement.

(b)           The Company shall use its Reasonable Best Efforts to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, as are required to be listed in Section 2.4 of the Company Disclosure Schedule.

4.3.         Current Report.

As soon as reasonably practicable after the execution of this Agreement, the Parties shall prepare a current report on Form 8-K relating to this Agreement and the transactions contemplated hereby (the “Current Report”).  Each of the Company and the Parent shall cause the Current Report to be filed with the SEC within four business days of the execution of this Agreement and to otherwise comply with all requirements of applicable federal and state securities laws.

4.4.         Operation of Business.

Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall conduct its operations in the Ordinary Course of Business and in material compliance with all applicable laws and regulations and, to the extent consistent therewith, use its Reasonable Best Efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect.  Without limiting the generality of the foregoing, prior to the Effective Time, the Company shall not, without the written consent of the Parent (which shall not be unreasonably withheld or delayed):

(a)           except as contemplated by, and in connection with, the transactions contemplated by this Agreement or the Private Placement Offering, issue or sell, or redeem or repurchase, any securities of the Company or any warrants, options or other rights to acquire any such securities, or amend any of the terms of (including without limitation the vesting of) any such convertible securities or options or warrants;

(b)          except as contemplated by, and in connection with, the transactions contemplated by this Agreement, split, combine or reclassify any shares of its securities; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its securities;

(c)           create, incur or assume any indebtedness (including obligations in respect of capital leases) except in the Ordinary Course of Business or in connection with the transactions contemplated by this Agreement; assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

(d)           enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement or (except for normal increases in the Ordinary Course of Business for employees who are not Affiliates) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its managers, officers or employees, generally or individually, or pay any bonus or other benefit to its managers, officers or employees;

(e)           acquire, sell, lease, license or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any corporation, partnership, association or other business organization or division thereof), other than purchases and sales of assets in the Ordinary Course of Business and except as contemplated by, and in connection with, the Private Placement Offering;

(f)           mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest;

(g)          discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

(h)          amend its Certificate of Formation, Operating Agreement or other organizational documents;

(i)           change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

(j)           enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

(k)           institute or settle any Legal Proceeding;

(l)           take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or (ii) any of the conditions to the Merger set forth in Article V not being satisfied; or

(m)          agree in writing or otherwise to take any of the foregoing actions.

4.5.         Access to Information.

(a)           The Company shall permit representatives of the Parent to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company.

(b)           Each of the Parent and the Acquisition Subsidiary (i) shall treat and hold as confidential any Company Confidential Information (as defined below), (ii) shall not use any of the Company Confidential Information except in connection with this Agreement, and (iii) if this Agreement is terminated for any reason whatsoever, shall return to the Company all tangible embodiments (and all copies) thereof which are in its possession.  For purposes of this Agreement, “Company Confidential Information” means any information of the Company that is furnished to the Parent or the Acquisition Subsidiary by the Company in connection with this Agreement; provided, however, that it shall not include any information (A) which, at the time of disclosure, is available publicly other than as a result of disclosure by the Parent, the Acquisition Subsidiary or their respective directors, officers, employees, agents or advisors, (B) which, after disclosure, becomes available publicly through no fault of the Parent or the Acquisition Subsidiary or their respective directors, officers, employees, agents or advisors, (C) which the Parent or the Acquisition Subsidiary knew or to which the Parent or the Acquisition Subsidiary had access prior to disclosure, provided that the source of such information is not known by the Parent or the Acquisition Subsidiary to be bound by a confidentiality obligation to the Company, or (D) which the Parent or the Acquisition Subsidiary rightfully obtains from a source other than the Company provided that the source of such information is not known by the Parent or the Acquisition Subsidiary to be bound by a confidentiality obligation to the Company.

4.6.         Operation of Business.

Except as contemplated by this Agreement, the Split-Off Agreement, or the Private Placement Offering, during the period from the date of this Agreement to the Effective Time, the Parent shall (and shall cause each Parent Subsidiary to) conduct its operations in the Ordinary Course of Business and in material compliance with all applicable laws and regulations and, to the extent consistent therewith, use its Reasonable Best Efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect.  Without limiting the generality of the foregoing, prior to the Effective Time, the Parent shall not (and shall cause each Parent Subsidiary not to), without the written consent of the Company:

(a)           except as contemplated by, and in connection with, the transactions contemplated by this Agreement, the Split-Off Agreement, or the Private Placement Offering, issue or sell, or redeem or repurchase, any stock or other securities of the Parent or any rights, warrants or options to acquire any such stock or other securities;

(b)           except as contemplated by, and in connection with, the transactions contemplated by this Agreement split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

(c)           create, incur or assume any indebtedness (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

(d)           except as contemplated by, and in connection with, the transactions contemplated by this Agreement or the Split-Off Agreement, enter into, adopt or amend any Parent Employee Benefit Plan or any employment or severance agreement or arrangement or (except for normal increases in the Ordinary Course of Business for employees who are not Affiliates) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any bonus or other benefit to its directors, officers or employees, except for the adoption of Parent’s 2010 Equity Incentive Plan (the “Parent Option Plan”), in substantially the form attached hereto as Exhibit H, covering an aggregate of 4,250,000 shares of Parent Common Stock in connection with the Merger;

(e)           acquire, sell, lease, license or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any Parent Subsidiary or any corporation, partnership, association or other business organization or division thereof), except as contemplated by, and in connection with, the Split-Off or the Private Placement Offering;

(f)           mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest;

(g)          discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

(h)          amend its charter, bylaws or other organizational documents;

(i)           change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

(j)           enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

(k)           institute or settle any Legal Proceeding;

(l)           take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Parent and/or the Acquisition Subsidiary set forth in this Agreement becoming untrue in any material respect or (ii) any of the conditions to the Merger set forth in Article V not being satisfied; or

(m)          agree in writing or otherwise to take any of the foregoing actions.

4.7.         Access to Information.

(a)           The Parent shall (and shall cause the Acquisition Subsidiary to) permit representatives of the Company to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Parent and the Acquisition Subsidiary) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Parent and the Acquisition Subsidiary.

(b)           The Company (i) shall treat and hold as confidential any Parent Confidential Information (as defined below), (ii) shall not use any of the Parent Confidential Information except in connection with this Agreement, and (iii) if this Agreement is terminated for any reason whatsoever, shall return to the Parent all tangible embodiments (and all copies) thereof which are in its possession.  For purposes of this Agreement, “Parent Confidential Information” means any information of the Parent or any Parent Subsidiary that is furnished to the Company by the Parent or the Acquisition Subsidiary in connection with this Agreement; provided, however, that it shall not include any information (A) which, at the time of disclosure, is available publicly other than as a result of disclosure by the Company or its managers, officers, employees, agents or advisors, (B) which, after disclosure, becomes available publicly through no fault of the Company or its managers, officers, employees, agents or advisors, (C) which the Company knew or to which the Company had access prior to disclosure, provided that the sources of such information is not known by the Company to be bound by a confidentiality obligation to the Parent or any Parent Subsidiary or (D) which the Company rightfully obtains from a source other than the Parent or an Parent Subsidiary, provided that the source of such information is not known by the Company to be bound by a confidentiality obligation to the Parent or any Parent Subsidiary.

4.8.         Expenses.

The costs and expenses of the Parent and the Company (including but not limited to broker, legal and accounting fees and expenses of the Parent and the Company) incurred in connection with this Agreement and the transactions contemplated hereby shall be payable at Closing from the proceeds of the Private Placement Offering.

4.9.         Indemnification.

(a)           The Parent shall not, for a period of three years after the Effective Time, take any action to alter or impair any exculpatory or indemnification provisions now existing in the Certificate of Formation or Operating Agreement of the Company for the benefit of any individual who served as a manager or officer of the Company at any time prior to the Effective Time, except for any changes which may be required to conform with changes in applicable law and any changes which do not affect the application of such provisions to acts or omissions of such individuals prior to the Effective Time.

(b)           From and after the Effective Time, the Parent agrees that it will, and will cause the Surviving Entity to, indemnify and hold harmless each present and former manager and officer of the Company (the “Indemnified Executives”) against any costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under Nevada or Delaware law (and the Parent and the Surviving Entity shall also advance expenses as incurred to the fullest extent permitted under Delaware law, provided the Indemnified Executive to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Executive is not entitled to indemnification).

4.10.       Quotation of Merger Shares.

The Parent shall take whatever steps are necessary to cause the Merger Shares to be eligible for quotation on the OTC Markets.

4.11.       Split-Off.

The Parent shall take whatever steps are necessary to enable it to effect the Split-Off immediately prior to the Closing Date of the Merger.

4.12.       Stock Option Plan.

The Board of Directors and shareholders of the Parent shall adopt the Parent Option Plan reserving for issuance an aggregate of 4,250,000 shares of Parent Common Stock prior to or as of the Effective Time.

4.13.       Information Provided to Company Members.

The Company shall prepare, with the cooperation of the Parent, information to be sent to the holders of Units in connection with receiving their approval of the Merger, this Agreement and related transactions. Such information shall constitute a disclosure of the offer and issuance of the shares of Parent Common Stock to be received by the Company Members in the Merger.  The Parent and the Company shall each use Reasonable Best Efforts to cause information provided to such holders to comply with applicable federal and state securities laws requirements.  Each of the Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the information sent, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the information to be sent to the holders of Units.  The Company will promptly advise the Parent, and the Parent will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or the Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the information sent in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The information sent shall contain the recommendation of the Board of Managers of the Company that the holders of Units approve the Merger and this Agreement and the conclusion of the Board of Managers of the Company that the terms and conditions of the Merger are advisable and fair and reasonable to such holders. Anything to the contrary contained herein notwithstanding, the Company shall not include in the information sent to such holders any information with respect to the Parent or its affiliates or associates, the form and content of which information shall not have been approved in writing by the Parent prior to such inclusion.

4.14.       Information Provided to Stockholders of Parent.

The Parent shall prepare, with the cooperation of the Company, information to be sent to the holders of Parent Common Stock in connection with receiving their approval of (a) the changing of the name of Parent to a name acceptable to the Company; (b) the Split-Off Agreement and the transactions contemplated thereby; (c) the adoption of the Parent Option Plan; and (d) the Amended and Restated Articles of Incorporation of the Parent in substantially the form attached hereto as Exhibit G.  The Parent and the Company shall each use Reasonable Best Efforts to cause information provided to such holders to comply with applicable federal and state securities laws requirements.  Each of the Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the information sent, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the information to be sent to the holders of Parent Common Stock.  The Parent will promptly advise the Company, and the Company will promptly advise the Parent, in writing if at any time prior to the Effective Time either the Company or the Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the information sent in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law.  Anything to the contrary contained herein notwithstanding, the Parent shall not include in the information sent to such holders any information with respect to the Company or its affiliates or associates, the form and content of which information shall not have been approved in writing by the Company prior to such inclusion.

4.15.       Investor Relations Agreement.

Following the Closing of the Merger, the Parent shall use its Reasonable Best Efforts to establish an investors’ relations program pursuant to which the Parent will enter into agreements with one or more third-parties selected by the Parent’s Board of Directors following the Merger to provide investors’ relations services to the Parent, such investors’ relations program to have a budget of at least $250,000 and warrants to purchase up to 250,000 shares of Parent Common Stock.

4.16.       Legal Counsel.

The law firm of Gottbetter & Partners, LLP, which has served as legal counsel of the Parent prior to and through the Closing of the Merger, shall not provide legal services to Parent after the Closing of the Merger.  Following the Closing of the Merger, Gottbetter & Partners, LLP will serve as legal counsel to the PPO Shareholders to advise and represent the PPO Shareholders with regard to the registration by the Parent under the Securities Act of certain shares of Parent Common Stock issued by the Parent in the Merger in exchange for the PPO Securities.  The Parent shall pay Gottbetter & Partners, LLP the aggregate amount of Fifty Thousand Dollars ($50,000.00) upon the filing of such registration statement for its legal services to the PPO Shareholders as set forth in this Section 4.16; provided, however, that Gottbetter & Partners, LLP shall continue to represent the PPO Shareholders in connection with the registration statement described herein until the earlier of its effectiveness or its termination, for no additional compensation.

4.17.       Advisor Agreement.

Prior to the Closing of the Private Placement Offering, the Parent shall enter into an advisor agreement (the “Advisor Agreement”), in substantially the form attached hereto as Exhibit I, with the Placement Agent, which Advisor Agreement will not be effective until immediately after the closing of the Private Placement Offering and the Closing of the Merger, and pursuant to which the Placement Agent shall be compensated solely with a non-transferrable five-year warrant to purchase five hundred thousand (500,000) shares of Parent Common Stock at an exercise price of $1.50 per share, such warrant to contain, among other things, a cashless exercise provision.

4.18.       Registration Agreement.

Prior to the Closing of the Merger, the Parent shall adopt and be bound by certain provisions regarding registration rights contained in a securities purchase agreement (the “Securities Purchase Agreement”), in substantially the form attached hereto as Exhibit J.

ARTICLE V
CONDITIONS TO CONSUMMATION OF MERGER

5.1.         Conditions to Each Party’s Obligations.

The respective obligations of each Party to consummate the Merger are subject to the satisfaction of the following conditions:

(a)           this Agreement and the Merger shall have received the approval of at least a majority of the votes represented by each of (i) the outstanding Units and (ii) the outstanding shares of common stock of the Acquisition Subsidiary entitled to vote on this Agreement and the Merger;

(b)           the completion of the offer and sale of the Private Placement Offering;

(c)           satisfactory completion by the Parent and the Company of all necessary due diligence;

(d)           the Parent and each of Joseph Pandolfino, Henry Sicignano III, and C. Anthony Rider shall have entered into the employment agreements attached hereto as Exhibit K (the “Employment Agreements”), which Employment Agreements contain the same terms as contained the employment agreements that each of the Employees currently has with the Company ;

(e)           the Parent and the Company shall have obtained all necessary board, shareholder, member, manager, and third party consents and approvals, as applicable; and

(f)           there be no injunction or order in effect by any governmental authority prohibiting the Merger.

5.2.         Conditions to Obligations of the Parent and the Acquisition Subsidiary.

The obligation of each of the Parent and the Acquisition Subsidiary to consummate the Merger is subject to the satisfaction (or waiver by the Parent) of the following additional conditions:

(a)           the Company shall have obtained (and shall have provided copies thereof to the Parent) all waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2 which are required on the part of the Company, except for any the failure of which to obtain or effect does not, individually or in the aggregate, have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(b)           the representations and warranties of the Company set forth in this Agreement (when read without regard to any qualification as to materiality or Material Adverse Effect contained therein) shall be true and correct as of the date of this Agreement and shall be true and correct as of the Effective Time as though made as of the Effective Time (provided, however, that to the extent such representation and warranty expressly relates to an earlier date, such representation and warranty shall be true and correct as of such earlier date), except for any untrue or incorrect representation and warranty that, individually or in the aggregate, does not have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(c)           the Company shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

(d)           no Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(e)           the Company shall have delivered to the Parent and the Acquisition Subsidiary a certificate (the “Company Certificate”) to the effect that each of the conditions specified in clauses (a) and (c) (with respect to the Company’s due diligence of the Parent) of Section 5.1 and clauses (a) through (d) (insofar as clause (d) relates to Legal Proceedings involving the Company) of this Section 5.2 is satisfied in all respects;

(f)           each of the Executives and each individual or entity who will be a beneficial owner of ten percent (10%) or more of the issued and outstanding shares of Parent Common Stock immediately following the Closing shall have entered into a Lock-Up Agreement (the “Lock-Up Agreement”) in substantially the form attached hereto as Exhibit L; provided, however, that the provisions of the Lock-Up Agreements for Clearwater Partners, LLC and Angelo Tomasello shall not apply to any shares of Parent Common Stock or any PPO Conversion Warrant issued to Clearwater Partners, LLC or Angelo Tomasello upon consummation of the Merger in exchange for the Units and PPO Warrant of the Company contained in the PPO Securities purchased by Clearwater Partners, LLC or Angelo Tomasello in the Private Placement Offering nor shall the provisions of the Lock-Up Agreements for Clearwater Partners, LLC and Angelo Tomasello apply to any shares of Parent Common Stock issued to Clearwater Partners, LLC or Angelo Tomasello upon exercise of any PPO Conversion Warrant;

(g)           there shall have been no material adverse changes to the Company’s business since the date of this Agreement;

(h)           the Company shall have delivered to the Parent all audited and unaudited financial statements of the Company as may be required pursuant to any applicable SEC regulation; and

(i)            the Parent shall have received from Foley & Lardner LLP, special counsel to the Company, an opinion in the form attached hereto as Exhibit M, addressed to the Parent and dated as of the Closing Date.

5.3.         Conditions to Obligations of the Company.

The obligation of the Company to consummate the Merger is subject to the satisfaction (or waiver by the Company) of the following additional conditions:

(a)           the Parent shall have obtained (and shall have provided copies thereof to the Company) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2 which are required on the part of the Parent, except for any the failure of which to obtain or effect does not, individually or in the aggregate, have a Parent Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(b)           the representations and warranties of the Parent set forth in this Agreement (when read without regard to any qualification as to materiality or Material Adverse Effect contained therein) shall be true and correct as of the date of this Agreement and shall be true and correct as of the Effective Time as though made as of the Effective Time (provided, however, that to the extent such representation or warranty expressly relates to an earlier date, such representation and warranty shall be true and correct as of such earlier date), except for any untrue or incorrect representation and warranty that, individually or in the aggregate, does not have a Parent Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(c)           each of the Parent and the Acquisition Subsidiary shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

(d)           no Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(e)           the Parent shall have delivered to the Company a certificate (the “Parent Certificate”) to the effect that each of the conditions specified in clause (c) (with respect to the Parent’s due diligence of the Company) of Section 5.1 and clauses (a) through (d) (insofar as clause (d) relates to Legal Proceedings involving the Parent and the Parent Subsidiaries) of this Section 5.3 is satisfied in all respects;

(f)           the total number of shares of Parent Common Stock issued and outstanding immediately prior to the Effective Time shall equal such number of shares of the Parent Common Stock as would represent not more than 19.9% of the total issued and outstanding Parent Common Stock immediately following the Closing of the Merger, exclusive of any shares of Parent Common Stock that shall be issued in exchange for any Oversubscription Securities;

(g)           the Parent shall have adopted the Parent Option Plan, in substantially the form attached hereto as Exhibit H;

(h)           the Company shall have received a certificate of Parent’s transfer agent and registrar certifying that as of the Closing Date there are 5,465,000 shares of Parent Common Stock issued and outstanding (after giving effect to the Parent Pre-Merger Transactions, excluding the Parent Contractual Agreement Share Cancellations);

(i)           prior to the Closing of the Merger, the Parent, the Split-Off Subsidiary and the Buyer shall execute the Split-Off Agreement and consummate the Split-Off and the transactions contemplated thereby, with evidence thereof which is reasonably satisfactory to legal counsel to the Company being provided to the Company;

(j)           prior to the Closing of the Merger, the Parent shall have consummated the Parent Pre-Merger Transactions, with evidence thereof which is reasonably satisfactory to legal counsel to the Company being provided to the Company; and

(k)           the Company shall have received from Gottbetter & Partners, LLP, counsel to the Parent and the Acquisition Subsidiary, an opinion in the form attached hereto as Exhibit N, addressed to the Company and dated as of the Closing Date.

ARTICLE VI
TERMINATION

6.1.         Termination by Mutual Agreement.

This Agreement may be terminated at any time by mutual consent of the Parties, provided that such consent to terminate is in writing and is signed by each of the Parties.

6.2.         Termination for Failure to Close.

This Agreement shall be automatically terminated if the Closing Date shall not have occurred by January 28, 2011, unless such date is extended by mutual written consent of the Parties.

6.3.         Termination by Operation of Law.

This Agreement may be terminated by any Party hereto if there shall be any statute, rule or regulation that renders consummation of the transactions contemplated by this Agreement (the “Contemplated Transactions) illegal or otherwise prohibited, or a court of competent jurisdiction or any government (or governmental authority) shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and nonappealable.

6.4.         Termination for Failure to Perform Covenants or Conditions.

This Agreement may be terminated prior to the Effective Time:

(a)           by the Parent and the Acquisition Subsidiary if: (i) any of the representations and warranties made in this Agreement by the Company shall not be materially true and correct, when made or at any time prior to consummation of the Contemplated Transactions as if made at and as of such time; (ii) any of the conditions set forth in Section 5.2 hereof have not been fulfilled in all material respects by the Closing Date; (iii) the Company shall have failed to observe or perform any of its material obligations under this Agreement; or (iv) as otherwise set forth herein; or

(b)           by the Company if: (i) any of the representations and warranties made in this Agreement by the Parent or the Acquisition Subsidiary shall not be materially true and correct when made or at any time prior to consummation of the Contemplated Transactions as if made at and as of such time; (ii) any of the conditions set forth in Section 5.3 hereof have not been fulfilled in all material respects by the Closing Date; (iii) the Parent or the Acquisition Subsidiary shall have failed to observe or perform any of their material respective obligations under this Agreement; or (iv) as otherwise set forth herein.

6.5.         Effect of Termination or Default; Remedies.

In the event of termination of this Agreement as set forth above, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto, provided that such Party is a Non-Defaulting Party (as defined below).  The foregoing shall not relieve any Party from liability for damages actually incurred as a result of such Party’s breach of any term or provision of this Agreement.

6.6.         Remedies; Specific Performance.

In the event that any Party shall fail or refuse to consummate the Contemplated Transactions or if any default under or beach of any representation, warranty, covenant or condition of this Agreement on the part of any Party (the “Defaulting Party”) shall have occurred that results in the failure to consummate the Contemplated Transactions, then in addition to the other remedies provided herein, the non-defaulting Party (the “Non-Defaulting Party”) shall be entitled to seek and obtain money damages from the Defaulting Party, or may seek to obtain an order of specific performance thereof against the Defaulting Party from a court of competent jurisdiction, provided that the Non-Defaulting Party seeking such protection must file its request with such court within forty-five (45) days after it becomes aware of the Defaulting Party’s failure, refusal, default or breach.  In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and reasonable attorneys’ fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder.

ARTICLE VII
MISCELLANEOUS

7.1.         Nonsurvival of Representations and Warranties.

None of the representations and warranties in this Agreement shall survive the Effective Time.  This Section 7.1 shall not limit any covenant or agreement of the parties that by its terms contemplates performance after the Effective Time.

7.2.         Press Releases and Announcements.

No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

7.3.         No Third Party Beneficiaries.

This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that (a) the provisions in Article I concerning issuance of the Merger Shares are intended for the benefit of the Company Members, (b) the provisions in Section 4.9 concerning indemnification are intended for the benefit of the individuals specified therein and their successors and assigns and (c) the provisions in Article II and Article III are intend, in part, for the benefit of the Placement Agent.

7.4.         Entire Agreement.

This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

7.5.         Succession and Assignment.

This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.  No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided that the Acquisition Subsidiary may assign its rights, interests and obligations hereunder to a wholly-owned subsidiary of the Parent.

7.6.         Counterparts and Facsimile Signature.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  This Agreement may be executed by facsimile signature.

7.7.         Headings.

The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

7.8.         Notices.

All notices, requests, demands, claims, and other communications hereunder shall be in writing.  Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to the Company or the Parent (subsequent to the Closing): 22nd Century Group, Inc. 8201 Main Street, Suite 6 Williamsville, NY 14221 Attn: Joseph Pandolfino Facsimile: (716) 877-3064
Copy to (which copy shall not constitute notice hereunder):

Foley & Lardner LLP
3000 K Street N.W., Suite 600
Washington, DC 20007
Attn: Thomas L. James, Esq.
Facsimile: (202) 672-5399

Foley & Lardner LLP
111 Huntington Avenue
Boston, MA 02199
Attn: Paul D. Broude, Esq.
Facsimile: (617) 342-4001

If to the Parent or the Acquisition Subsidiary (prior to the Closing): 22nd Century Group, Inc. 11923 SW 37 Terrace Miami, FL 33175 Attn: David Rector	Copy to (which copy shall not constitute notice hereunder): Gottbetter & Partners, LLP 488 Madison Avenue, 12th Floor New York, NY 10022 Attn: Adam S. Gottbetter, Esq. Facsimile: (212) 400-6901

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended.  Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

7.9.         Governing Law.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of New York.

7.10.       Amendments and Waivers.

The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties.  No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver.  No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

7.11.       Severability.

Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

7.12.       Submission to Jurisdiction.

Each of the Parties (a) submits to the jurisdiction of any state or federal court sitting in the County of New York in the State of New York in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.  Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto.  Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 7.8.  Nothing in this Section 7.12, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

7.13.       Construction.

(a)           The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(b)           Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

PARENT:

22ND CENTURY GROUP, INC.

By:	/s/ David Rector
Name:	David Rector
Title:	Chief Executive Officer

ACQUISITION SUBSIDIARY:

22ND CENTURY ACQUISITION SUBSIDIARY, LLC

BY: 22ND CENTURY GROUP, INC., its sole member

By:	/s/ David Rector
Name:	David Rector
Title:	Chief Executive Officer

COMPANY:

22nd CENTURY LIMITED, LLC

By:	/s/ Joseph Pandolfino
Name:	Joseph Pandolfino
Title:	Chief Executive Officer